As filed with the Securities and Exchange Commission on June 30, 2008

Registration No. 333-109020

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

FIRST RELIANCE BANCSHARES, INC.
(Exact name of Registrant as specified in its charter)

South Carolina	80-0030931
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2170 W. Palmetto Street, Florence, South Carolina 29501
(Address of principal executive offices and zip code)

FIRST RELIANCE BANK EMPLOYEE STOCK OWNERSHIP PLAN

(Full Title of the Plan)

F.R. Saunders, Jr.
2170 W. Palmetto Street
Florence, South Carolina 29501
                        (843) 656-5000
(Name, address and telephone number of agent for service)

Copy to:

Robert D. Klingler, Esq.
Powell Goldstein LLP
One Atlantic Center – 14th Floor
1201 West Peachtree Street NW
Atlanta, Georgia 30309
(404) 572-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☐ Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Plan Interests	N/A	N/A	N/A	N/A

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement covers an indeterminable amount of plan interests to be offered or sold pursuant to the employee benefit plan described herein.

EXPLANATORY NOTE

Under a Registration Statement on Form S-8, Registration No. 333-109020 (the “Original Registration Statement”), First Reliance Bancshares, Inc. (the “Registrant”) registered 500,000 shares of the Registrant’s common stock, par value $0.01 per share, for issuance pursuant to the terms of The First Reliance Bank Employee Stock Option Plan (the “ESOP”) and 250,000 shares of the Registrant’s common stock, par value $0.01 per share, for issuance pursuant to the terms of the First Reliance Bancshares, Inc. 2003 Stock Incentive Plan (the “SIP”), together with an indeterminate number of shares that may be offered or sold under either the ESOP or the SIP in order to prevent dilution in the event of any future stock split, stock dividend or similar adjustment, as described therein. This Post-Effective Amendment No. 1 to the Original Registration Statement is being filed solely to register the associated plan interests that may be offered or sold under the terms of the ESOP.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Florence, State of South Carolina, on this the 30th day of June, 2008.

FIRST RELIANCE BANCSHARES, INC.

By:	/s/ Jeffrey A. Paolucci
Jeffrey A. Paolucci
Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 30th day of June, 2008.

Signature	Title

/s/ F.R. Saunders, Jr. *	President, Chief Executive Officer
F. R. Saunders, Jr.	and Director (Principal Executive Officer)

/s/ Jeffrey A. Paolucci	Chief Financial Officer and Director
Jeffrey A. Paolucci	(Principal Financial and Accounting Officer)

/s/ Leonard A. Hoogenboom *
Leonard A. Hoogenboom	Chairman of the Board

J. Munford Scott, Jr.	Director

/s/ Paul C. Sanders *
Paul C. Saunders	Director

/s/ Andrew G. Kampiziones *
Andrew G. Kampiziones	Director

/s/ A. Dale Porter *
A. Dale Porter	Director

/s/ John M. Jebaily *
John M. Jebaily	Director

/s/ C. Dale Lusk, MD *
C. Dale Lusk, MD	Director

/s/ A. Joe Willis *
A. Joe Willis	Director

* by Jeffrey A. Paolucci, as attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Powell Goldstein LLP with respect to the securities being registered, including consent.[1]
23.1	Consent of counsel (included in Exhibit 5.1). [1]
24.1	Power of Attorney. [1]

1  Previously filed with the Original Registration Statement.